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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 29, 1999

                     Central European Media Enterprises Ltd.
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             (Exact name of Registrant as specified in its charter)




         Bermuda                         0-24796                   N/A
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(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                                 Clarendon House
                                  Church Street
                             Hamilton HM CX Bermuda
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                    (Address of principal executive offices)



                                 (441) 296-1431
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                         (Registrant's telephone number)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                  (b) On March 29, 1999, the registrant entered into a Reorganization Agreement with SBS Broadcasting S.A., a company organized under the laws of Luxembourg ("SBS"), which provides, among other things, for (a) the sale by the registrant to SBS of all of the assets, business, properties and rights of the registrant (consisting primarily of the stock of CME Media Enterprises B.V., an intermediate holding company wholly owned by the registrant); (b) the assumption by SBS of, and indemnification of the registrant with respect to, all liabilities, obligations and commitments of the registrant, including the registrant's outstanding bonds (which are intended to remain outstanding following the transaction); (c) the issuance by SBS to the registrant of a number of shares of SBS common stock, par value $1.50 per share ("SBS Stock"), equal to 0.5 times the total number of shares of the registrant's Class A Common Stock and Class B Common Stock outstanding immediately prior to the closing of such transaction; and (d) the immediate commencement of the winding up of the registrant and distribution of the SBS Stock so received by the registrant to the shareholders of the registrant (followed as soon as practical thereafter by the final dissolution of the registrant). Accordingly, upon the closing of the transactions contemplated by the Reorganization Agreement, each shareholder of the registrant would receive 0.5 shares of SBS Stock for each share of Common Stock of the registrant owned by such shareholder.

                  The foregoing transaction is intended to be accounted for as a purchase, and to qualify as a reorganization under Section 368(a) of the Internal Revenue Code (and thus to be tax-free for US tax purposes to the shareholders of the registrant). The closing of the transaction is subject to a number of conditions precedent, some of which are beyond the control of the registrant, including the approval of the shareholders of SBS. Ronald S. Lauder, who controls approximately 69% of the vote of the registrant, has entered into a Shareholders Agreement with SBS whereby he has agreed to vote his shares of Class A Common Stock and Class B Common Stock in favor of the transaction. Certain members of the SBS's management have entered into a Shareholders Agreement with the registrant whereby they have agreed to vote their shares of SBS Stock in favor of the transaction. In the event that the transaction is not consummated, the Reorganization Agreement provides various rights to the Company and to SBS, depending upon the circumstances.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

1 Reorganization Agreement, dated as of March 29, 1999, between the registrant and SBS.

10.1     CME Shareholders Agreement, dated as of March 29, 1999, among Ronald
         S. Lauder, RSL Investments Corporation, RSL Capital LLC, Duna Investments, Inc. and SBS.

10.2 SBS Shareholders Agreement, dated as of March 29, 1999, among SBS, the registrant, Harry Sloan, Michael Finkelstein and Howard A. Knight.

99 Press release, dated March 29, 1999, announcing the execution of the Reorganization Agreement.



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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CENTRAL EUROPEAN MEDIA
                                       ENTERPRISES LTD.



Date:  March 31, 1999               By     /s/ John A. Schwallie
                                       -----------------------------------------
                                           Name:  John A. Schwallie
                                           Title: Vice President--Finance and
                                                  Chief Financial Officer
                                                  (Duly Authorized Officer)




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                                  Exhibit Index



Exhibit                             Exhibit
Number                              Description
------                              -----------

1 Reorganization Agreement, dated as of March 29, 1999, between the registrant and SBS.

10.1     CME Shareholders Agreement, dated as of March 29, 1999, among Ronald
         S. Lauder, RSL Investments Corporation, RSL Capital LLC, Duna Investments, Inc. and SBS.

10.2 SBS Shareholders Agreement, dated as of March 29, 1999, among SBS, the registrant, Harry Sloan, Michael Finkelstein and Howard A. Knight.

99 Press release, dated March 29, 1999, announcing the execution of the Reorganization Agreement.